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                                                                     EXHIBIT 5.2


                                January 22, 2004


Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA  22102

                        RE: ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT PLAN AS A TAX EXEMPT EMPLOYEE STOCK OWNERSHIP PLAN UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 AS AMENDED ("ERISA") AND THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE").

Ladies and Gentlemen:

        We have served as counsel to Alion Science and Technology Corporation (hereinafter referred to as the "Corporation") with regard to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan ("Plan") which was established by the Corporation. This opinion is intended to supplement the favorable letter of determination issued by the Internal Revenue Service and dated September 11, 2003 covering the Plan as amended through the Fourth Amendment, a copy of which is attached here to as Exhibit A, and is limited to the Plan as amended through the Seventh Amendment to the Plan, and the Non-ESOP Trust and the ESOP Trust (collectively, the "Trusts").

ASSUMPTIONS

        The opinion set forth herein is based on, and we have relied upon, the accuracy of certain stated factual assumptions which we have made with your permission. We are not aware of any facts that would make these assumptions or representations untrue. These factual assumptions, the validity of which are not properly the subject of a legal opinion, and on which we therefore express no opinion, are as follows:

        1. On September 30, October 31, and December 23, 2003, the Corporation adopted the Fifth, Sixth and Seventh Amendments, respectively to the Plan to make technical changes and changes resulting from business transactions to acquire businesses and to accommodate transfer of employees and Plan assets to the Plan by appropriate action of the President.


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Alion Science and Technology Corporation
January 22, 2004
Page 2


        2. We have been assured that the Corporation is applying for a determination letter from the Internal Revenue Service ("IRS") to the effect that the Plan, including the first seven Amendments, and the Trusts, will qualify and be exempt from tax under the referenced Code sections, and the Corporation will timely adopt any retroactive amendments to the Plan as amended through the Seventh Amendment, and the Trusts, which may be required as a condition to issuing such a favorable determination letter.

        3. The Plan, including the First through the Seventh Amendments, and the Trusts have, at all times, been operated in accordance with their terms and applicable law.

OPINIONS

        The law covered by the opinions expressed herein is limited to the Federal laws of the United States of America. Based upon the foregoing and subject to the exceptions, qualifications and limitations set forth herein and in the Legal Opinion Accord of the American Bar Association Section of Business Law (1991) ("Accord"), we are of the opinion that at all times since June 18, 2003, the date that the Plan was last amended by adoption of the Fourth Amendment and that was covered by the favorable determination letter that was issued by the IRS, the Plan as amended through the Seventh Amendment thereto, and the Trusts, in form, satisfy the applicable provisions of ERISA and the provisions applicable to a qualified plan and trust under Sections 401(a) and 501(a) of the Code and to an "employee stock ownership plan" under Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA, as described herein.


DISCUSSION

        PLAN QUALIFICATION

        The Plan as amended through the Seventh Amendment was established and amended pursuant to appropriate corporate resolutions or actions of the President. The provisions of the Plan, including the First through the Seventh Amendments thereto, and the Trusts satisfy, in all material respects, the applicable provisions of ERISA and the provisions applicable to a qualified plan under Sections 401(a) and 501(a) of the Code and to an "employee stock ownership plan" under Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA. The Plan through the Fourth Amendment has received a favorable letter of determination from the Internal Revenue Service dated September 11, 2003. We note that the Corporation has agreed to apply for a determination letter from the IRS to the effect that the Plan as amended through the Seventh Amendment, and the Trusts, will qualify and be exempt from tax under the referenced Code sections, and, we assume for purposes of this opinion, the Corporation will timely adopt any retroactive amendments to the Plan and the Trusts which may be required as a condition to issuing such a favorable determination letter.

        Upon such timely application and adoption, the Plan as amended through the Seventh Amendment, and the Trusts, will continue to qualify and be exempt from taxation under the referenced Code sections. Except as otherwise stated herein, no opinion is rendered herein with


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Alion Science and Technology Corporation
January 22, 2004
Page 3


respect to compliance by the Plan and the Trusts as to its operations with the requirements of the Code or ERISA; however, we are not aware of any facts which would make the operations of the Plan and the Trusts non-compliant.

        This opinion is governed by, and shall be interpreted in accordance with, the Accord. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith.


                                       Sincerely,

                                       SANDERS, SCHNABEL & BRANDENBURG, P.C.


                                       /s/ Dan S. Brandenburg
                                       ----------------------
                                       Dan S. Brandenburg, Shareholder

Attachments


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Alion Science and Technology Corporation
January 22, 2004
Page 4



                                    EXHIBIT A

                IRS DETERMINATION LETTER DATED SEPTEMBER 11, 2003






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INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201

                                        Employer Identification Number:
Date: SEP 11 2003                         54-2061691
                                        DLN:
ALION SCIENCE AND TECHNOLOGY              17007088758003
  CORPORATION                           Person to Contact:
C/O LOUIS H DIAMOND                       PETER WROBEL                 ID# 11113
SILVERSTEIN & MULLENS                   Contact Telephone Number:
1776 K ST NW STE 800                      (877) 829-5500
WASHINGTON, DC 20006-0000               Plan Name:
                                          ALION SCIENCE & TECHNOLOGY CORP
                                          OWNERSHIP SAVINGS & INVESTMENT PLA
                                        Plan Number: 001



Dear Applicant:

        We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

        Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

        The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination letter is applicable for the plan adopted on Sept. 30, 2002.

        This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000 Pub.
L. 106-554.

        This letter may not be relied on with respect to whether the plan



                                                              Letter 835 (DO/CO)



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                                       -2-


ALION SCIENCE AND TECHNOLOGY


satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

        The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

        The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

        We have sent a copy of this letter to your representative as indicated in the power of attorney.

        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                        Sincerely yours,

                                          /s/ PAUL T. SHULTZ
                                        Paul T. Shultz
                                        Director,
                                        Employee Plans Rulings & Agreement



Enclosures:
Publication 794
Addendum
















                                                              Letter 835 (DO/CO)


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                                      -3-

ALION SCIENCE AND TECHNOLOGY


This determination letter also applies to the amendments dated March 25, 2003, March 27, 2003, May 19, 2003, and June 18, 2003.





















                                                              Letter 835 (DO/CO)